EXHIBIT 1.1

PALATIN TECHNOLOGIES, INC.

23,000,000 Units
Each Unit Consisting
of
One Share of Common Stock,
One Series A Warrant to Purchase 0.087 of a Share of Common Stock
and
One Series B Warrant to Purchase 0.913 of a Share of Common Stock

UNDERWRITING AGREEMENT

February 24, 2011

Roth Capital Partners, LLC,
As the Representative of the several Underwriters
named in Schedule I
24 Corporate Plaza
Newport Beach, CA  92660

Ladies and Gentlemen:

Palatin Technologies, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters listed on Schedule I hereto (the “Underwriters”), for whom Roth Capital Partners, LLC is acting as representative (the “Representative”) an aggregate of (i) 23,000,000 authorized but unissued shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, (ii) Series A Warrants to purchase up to 2,000,000 shares of Common Stock (the “Series A Warrants”) and (iii) Series B Warrants to purchase up to 21,000,000 shares of Common Stock (the “Series B Warrants”).  The Shares, the Series A Warrants and the Series B Warrants shall be sold together as units (the “Units”), each Unit consisting of one Share, one Series A Warrant to purchase 0.087 of one share of Common Stock and one Series B Warrant to purchase 0.913 of one share of Common Stock.  The Units will not be issued or certificated and the Shares, the Series A Warrants and the Series B Warrants shall be immediately separable and transferable upon issuance.  The shares of Common Stock issuable upon the exercise of the Series A Warrants are referred to as the “Warrant Shares.”  The Series A Warrants and the Series B Warrants are collectively referred to as the “Warrants.”  The Units, the Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.”  The Series B Warrants and the Underwriter Warrants (as defined below) are collectively referred to as the “Delayed Exercise Warrants.”  The shares of Common Stock issuable upon the exercise of the Delayed Exercise Warrants are collectively referred to as the “Delayed Exercise Warrant Shares.”  The Warrants will be issued pursuant to the terms of a Warrant Agreement (the “Warrant Agreement”) to be entered into by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”) in substantially the form attached hereto as Exhibit A.

The Company and the Underwriters hereby confirm their agreement as follows:

1.           Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-170227) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement and a preliminary prospectus supplement or “red herring” pursuant to Rule 424(b) under the Securities Act.  Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission.  Such registration statement, including amendments thereto (including post effective amendments thereto) at such time, the exhibits and any schedules thereto at such time and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus relating to the Securities to a form of prospectus included in the Registration Statement.  Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Pricing Prospectus,” and such final prospectus, as filed, is hereinafter called the “Final Prospectus.”  The Final Prospectus, the Pricing Prospectus and any preliminary prospectus or “red herring,” in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Pricing Prospectus, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system.  All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Pricing Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           Representations and Warranties of the Company Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date (as defined below), except as otherwise indicated, as follows:

(i)           At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package (as defined in Section 2(a)(iii)(A)(1) below) as of the date hereof and at the Closing Date, any roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”) as of the time of their use and at the Closing Date, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, which written information is described in Section 7(f).  The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)           The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package (as defined below) and the Marketing Materials.

(iii)           (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Securities.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus.  The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale Disclosure Package” means the Pricing Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus deemed to be a part thereof, each Issuer Free Writing Prospectus, and any description of the transaction provided by the Underwriters included on Schedule II.

(2)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)           At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv)           The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present, in all material respects, the consolidated financial condition of the Company as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein.  No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(v)           The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the

Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(vi)           All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vii)           The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE Amex. There is no action pending by the Company or, to the Company’s knowledge, the NYSE Amex to delist the Common Stock from the NYSE Amex, nor, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, has the Company received any notification that the NYSE Amex is contemplating terminating such listing.  When issued, the Shares, the Warrant Shares and the Delayed Exercise Warrant Shares will be listed on the NYSE Amex.

(viii)             The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.           Representations and Warranties Regarding the Company.

(a)           The Company represents and warrants to and agrees with, the Underwriters, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:

(i)           Each of the Company and RhoMed Incorporated (the “Subsidiary”) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiary has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).  Except for the Subsidiary, the Company does not own any capital stock, membership interest or other equity interest in any other entity.

(ii)           The Company has the power and authority to enter into this Agreement, the Warrant Agreement, the Warrants and the Underwriter Warrants (as defined below), and to authorize, issue and sell the Securities, the Underwriter Warrants and, subject to effecting the Increased Shares Amendment (as defined below), the Delayed Exercise Warrant Shares as contemplated by this Agreement.  Each of this Agreement, the Warrant Agreement, the Warrant and the Underwriter Warrants has been duly authorized.  This Agreement has been executed and delivered and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  When executed and delivered by the Company in accordance with the terms hereof, each of the Warrant Agreement, the Warrants and the Underwriter Warrants will have been executed and delivered and will constitute a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)           The execution, delivery and performance of this Agreement, the Warrant Agreement, the Warrants and the Underwriter Warrants and the consummation of the transactions contemplated herein and therein will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or the Subsidiary is subject, or by which any property or asset of the Company or the Subsidiary is bound or affected, except for such breaches, violations or defaults as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or the Subsidiary is a party of by which any property or asset of the Company or the Subsidiary is bound or affected, except to the extent that such conflict, default or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) subject to effecting the Increased Shares Amendment, result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.

(iv)           Neither the Company nor the Subsidiary is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents, except where the violation, breach or default, in the case of the Subsidiary only, is not reasonably likely to result in a Material Adverse Effect.

(v)           All consents, approvals, orders, authorizations and filings required on the part of the Company and the Subsidiary in connection with the execution, delivery or performance of this Agreement, the Warrant Agreement, the Warrants and the Underwriter Warrants have been obtained or made, other than (i) the approval of the Company’s stockholders of the Increased Shares Amendment (as defined below), (ii) effecting the Increased Shares Amendment, (iii) effecting the listing of the Delayed Warrant Exercise Shares on the NYSE Amex, and (iv) such other consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi)           All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Except for the issuances of options, restricted stock units or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Shares and the Warrant Shares, when issued, paid for and delivered upon due exercise of the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights.  From and after the Authorized Shares Increase Date (as defined below), the Delayed Exercise Warrant Shares, when issued, paid for and delivered upon due exercise of the Delayed Exercise Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights.  The Securities and the Underwriter Warrants, when issued, will conform in all material respects to the descriptions thereof set forth in the Prospectus.

(vii)           Each of the Company and the Subsidiary has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and the Subsidiary has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or the Subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or the

Subsidiary, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or the Subsidiary.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)           Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (a) neither the Company nor the Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or the Subsidiary (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)           There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or the Subsidiary is a party or of which any property or assets of the Company or the Subsidiary is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(x)           The Company and the Subsidiary holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi)           The Company and the Subsidiary have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company and the Subsidiary, taken as a whole, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect.  The property held under lease by the Company and the Subsidiary is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and the Subsidiary.

(xii)           The Company and the Subsidiary own or possess or have valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and the Subsidiary as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  To the knowledge of the Company, no action or use by the Company or the Subsidiary will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect.  Neither the Company nor the Subsidiary has received any notice alleging any such infringement or fee which could reasonably be expected to have a Material Adverse Effect.

(xiii)           The Company and the Subsidiary have complied with, are not in violation of, and have not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xiv)           The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or the Subsidiary that are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), except for such instances of noncompliance as could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.  The descriptions of the results of such studies and tests that are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present, in all material respects, the published data derived from such studies and tests, and each of the Company and the Subsidiary has no knowledge of other studies or tests the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Neither the Company nor the Subsidiary has received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests, other than in the ordinary course of business, none of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority.

(xv)           The Company has established and administers a compliance program applicable to the Company and the Subsidiary, to assist the Company, the Subsidiary and their directors, officers and employees in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA).

(xvi)           Except as would not result in a Material Adverse Effect, neither the Company nor the Subsidiary has failed to file with the applicable regulatory authorities (excluding the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission that is required to be so filed.  Neither the Company nor the Subsidiary has failed to file with the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, any filing, declaration, listing, registration, report or submission that is required to be so filed, except for such failures as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  All such filings were in material compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(xvii)           Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xviii)           The Company and the Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties and as the

Company reasonably believes is customary for companies engaged in similar businesses in similar industries.

(xix)           No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xx)           Neither the Company, the Subsidiary nor, to the Company’s knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xxi)            No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xxii)           There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii)           Except for the compensation payable to the Underwriters hereunder or as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxiv)           None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxv)           To the Company’s knowledge, no (i) officer or director of the Company or the Subsidiary, (ii) owner of 5% or more of the Company’s unregistered securities or that of the Subsidiary or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Representative and Underwriters’ counsel if it becomes aware that any officer, director or stockholder of the Company or the Subsidiary is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxvi)           Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

4.           Purchase, Sale and Delivery of Securities.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Units to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Units set forth opposite such Underwriter’s name on Schedule I hereto.  The purchase price for each Unit shall be $0.93 per unit (the “Per Unit Price”).

(b)           The Units will be delivered by the Company to the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PST, on the third (or if the Units are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act.  The time and date of delivery of Units is referred to herein as the “Closing Date.”  Delivery of the Shares and Warrants comprising the Units shall be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriters.

(c)           In partial compensation for the services to be provided by the Underwriters hereunder, on the Closing Date the Company shall issue to the Underwriters, or as any Underwriter may otherwise direct, warrants (the “Underwriter Warrants”), in substantially the same form as Exhibit B hereto, entitling the Underwriters, or its assigns, to purchase up to an aggregate of 2.5% of the total number of Shares sold in the offering (the “Underwriter Warrant Shares”) at a price equal to the exercise price of the Series B Warrants. The number of Underwriter Warrants shall be allocated among the Underwriters on a pro rata basis based on the number of Units underwritten by each Underwriter as shown on Schedule I hereto. The Underwriter Warrants will be deemed compensation by FINRA and may not be sold, transferred, pledged, hypothecated or assigned for a period of 180-days following the effective date of the offering pursuant to FINRA Rule 5110(g)(1).

5.           Covenants.

(a)           The Company covenants and agrees with the Underwriters as follows:

(i)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(ii)           From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii)           (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.  If during such period any event occurs the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or Underwriters’’ counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, Prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance.

(B)           If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)           The Company shall take or cause to be taken all commercially reasonable efforts to qualify the Securities, the Underwriter Warrants and the Delayed Exercise Warrant Shares for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution thereof, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v)           The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as any Underwriter may from time to time reasonably request.

(vi)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)           The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement and the Additional Registration Statement (as defined below) (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Underwriter Warrants, the Delayed Exercise Warrant Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities, the Underwriter Warrants and the Delayed Exercise Warrant Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate, (D) the fees and expenses of the Warrant Agent, any transfer agent or registrar, (E) the reasonable filing fees and reasonable fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; provided, however, that the fees and disbursements of Underwriters’ counsel included in (C) and (E) above shall be subject to the limitation set forth in the following sentence.  In addition to the foregoing, the Company will reimburse the Underwriters for their reasonable, documented out-of-pocket expenses, including the reasonable fees and disbursements of Underwriters’ counsel, incurred in connection with the purchase and sale of the Securities contemplated hereby up to an aggregate of $50,000.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, Section 9 or Section 10, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing its obligations hereunder.

(viii)           The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

(ix)           The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)           The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative, on behalf of the several Underwriters, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xi)           The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 30 days after the date hereof (“Lock-Up Period”) at a per share price less than the Per Unit Price, (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than the Additional Registration Statement (as defined below).  The restrictions contained in the preceding sentence shall not apply to (1) the Securities, the Underwriter Warrants and the Delayed Exercise Warrant Shares, (2) the issuance of Common Stock upon the exercise of options or warrants, or conversion of restricted stock units, disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package and the Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to the Company’s equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package and the Prospectus, and (4) any transactions solely between the Company's officers, employees and directors and the Company, including, but not limited to, netting of securities awards for tax purposes.  Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension in writing.

(xii)           Promptly following the Closing Date the Company shall take all corporate action necessary to call a meeting of its stockholders (which may be its annual meeting) (the “Stockholders Meeting”), which shall occur not later than June 30, 2011, for the purpose of seeking approval of the Company’s stockholders to amend the Company’s Certificate of Incorporation to increase the Company’s authorized Common stock from 40,000,000 shares to 100,000,000 shares (the “Increased Shares Amendment”).  In connection therewith, the Company will as soon as reasonably practicable after the Closing Date file with the Commission proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the Commission thereon, shall as soon as reasonably practicable mail such proxy materials to the stockholders of the Company.  The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading.  If the Company should discover at any time prior to the Stockholders Meeting, any event relating to the Company or the Subsidiary or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company's obligations under the Exchange Act, the Company will promptly inform the Representative thereof.  The Company's Board of Directors shall recommend to the Company's stockholders that the stockholders vote in favor of the Increased Shares Amendment at the Stockholders Meeting and take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the stockholders for the Increased Shares Amendment.  No later than two (2) Business Days following stockholder approval of the Increased Shares Amendment, the Company shall file with the Secretary of State of Delaware a certificate of amendment to the Company’s Certificate of Incorporation to effect the Increased Shares Amendment, which certificate of amendment shall provide that it shall become immediately effective upon filing.  The Company shall issue a press release announcing the effectiveness of the Increased Shares Amendment no later than one (one) Business Day after such filing.  The date on which the Increased Shares Amendment becomes effective is referred to herein as the “Authorized Shares Increase Date.”

(xiii)           No later than five (5) Business Days after the Authorized Shares Increase Date, the Company shall file with the Commission a registration statement (which shall be on Form S-3 unless the Company is not then eligible to use Form S-3 to register the Delayed Exercise Warrant Shares) for the registration under the Securities Act of the Delayed Exercise Warrant Shares (the “Additional Registration Statement”), and it shall take such reasonable action as is necessary to qualify for sale, in those states in which the Delayed Exercise Warrants were initially offered by the Company, the Delayed Exercise Warrant Shares, provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. The Company shall use its commercially reasonable efforts to cause the Additional Registration Statement to become effective as promptly as practicable and in no event later than the time that the Delayed Exercise Warrants first become exercisable in accordance with their terms and shall use its commercially reasonable efforts to maintain the effectiveness and availability of such registration statement until the earlier of (i) the expiration of the Delayed Exercise Warrants in accordance with their terms or (ii) the time no Delayed Exercise Warrants remain outstanding.  The indemnification provisions contained in Section 7 hereof shall apply to the Additional Registration Statement.  The Company shall take all commercially reasonable action to include the Delayed Exercise Warrant Shares for listing on the NYSE Amex or for listing or quotation on such exchange or trading market on which the Common Stock is then listed or quoted on or prior to the date that the Delayed Exercise Warrants first become exercisable in accordance with their terms.  Notwithstanding the provisions of this clause (xiii), the Company shall not be required to file or maintain the effectiveness of an

Additional Registration Statement in the event that the Company delivers to the Representative and the Warrant Agent an opinion (in form and substance reasonably satisfactory to the Representative) of outside counsel to the Company reasonably satisfactory to the Representative to the effect that the issuance of the Delayed Exercise Warrant Shares to the holders of the Delayed Exercise Warrants is exempt from theregistration requirements of the Securities Act and may be freely resold by any holder of Delayed Exercise Warrants that is not an affiliate of the Company at the time of exercise without further registration under the Securities Act either pursuant to (i) a Cashless Exercise (as defined in the Warrants) or (ii) an exemption from registration under the Securities Act (the “Opinion of Counsel”).  In the event that the Company determines that it does not wish to file and maintain the effectiveness of an Additional Registration Statement in compliance with the terms of this paragraph and delivers the Opinion of Counsel, no later than two (2) business days after the delivery of such Opinion of Counsel, the Company shall issue a press release announcing that it has determined not to file and maintain the effectiveness of an Additional Registration Statement, and explaining in reasonable detail the basis on which the Delayed Exercise Warrant Shares may be issued to and freely resold by holders of Delayed Exercise Warrants who are not affiliates of the Company upon the exercise of the Delayed Exercise Warrants.

6.           Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase the Securities are subject to the accuracy, as of the date hereof and at the Closing Date (as if made on the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)           If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction.

(b)           The Shares and the Warrant Shares shall be qualified for listing on the NYSE Amex.

(c)           FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)           The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)           On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)           On the Closing Date, there shall have been furnished to the Representative the opinion and negative assurance letters of Thompson Hine LLP, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Schedule III.

(g)           On the Closing Date, there shall have been furnished to the Representative the opinion of Stephen A. Slusher, Esq., the Company’s General Counsel, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Schedule IV.

(h)           The Representative shall have received a letter of KPMG LLP, on the date hereof and on the Closing Date, addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Representative.

(i)           On the Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date, and addressed to the Representative, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)           There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(j)           On or before the date hereof, the Representative shall have received duly executed “lock-up” agreements, in the form of Schedule V, between the Representative and each of the executive officers and directors of the Company specified in Schedule VI.

(k)           The Company and the Warrant Agent shall have executed and delivered counterparts of the Warrant Agreement.

(l)           The Company shall have delivered to the Underwriters the Underwriter Warrants issuable on the Closing Date, registered in such names as the Underwriters shall have specified.

(m)           The Company shall have furnished to the Representative and Underwriters’ counsel such additional documents, certificates and evidence as the Representative or Underwriters’ counsel may have reasonably requested.

           If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Underwriters at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except that Section 5(a)(vii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its  affiliates, directors and officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), any Issuer Free Writing Prospectus or the Marketing Materials or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f).

(b)           Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representative), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which shall be designated by the Representative if the Representative,  any Underwriter or any other person referenced in Section 7(a) is the indemnifying party and which shall be satisfactory to the Representative if the Representative, any Underwriter or any other person referenced in Section 7(a) is the indemnified party), and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.  Notwithstanding the foregoing, the indemnifying party shall not be liable for the expenses of more than one separate counsel for all indemnified parties, as well as any local counsel.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall not be required to contribute any amount in excess of the amount of such Underwriter’s commissions referenced in Section 4(a) actually received by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to subsection (d) are several, and not joint, pursuant to their respective underwriting commitments as set forth opposite their respective names on Schedule I.

(e)           The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)           For purposes of this Agreement, the Representative confirms on behalf of the Underwriters, and the Company acknowledges, that there is no information concerning the Underwriters furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters.

8.           Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 5(a)(vii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder

9.           Default of One or More of the Several Underwriters.  If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Units to be purchased on the Closing Date, the Representative may make arrangements reasonably satisfactory to the Company for the purchase of such Units by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Units set forth opposite their respective names on Schedule I bears to the aggregate number of Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date.  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs exceeds 10% of the aggregate number of Units to be purchased on such Closing Date, and arrangements satisfactory to the Representative and the Company for the purchase of such Units are not made within 24 hours after such default, this Agreement shall terminate without liability of any party to any other party, except that the provisions of Section 5(a)(vii) and Section 7 shall at all times be effective and shall survive such termination.  In any case where such a default does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Final Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.           Termination of this Agreement.

(a)           The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE Amex or trading in securities generally on the NASDAQ Stock Market, New York Stock Exchange or NYSE Amex shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance which could reasonably be expected to have a Material Adverse Effect, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Subsidiary considered as a whole, whether or not arising in the ordinary course of business.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)           If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

11.           Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, telecopy number: (949) 720-7227, Attention:  Head of Equity Capital Markets; and if to the Company, shall be mailed, delivered or telecopied to it at Palatin Technologies, Inc., 4C Cedar Brook Drive, Cranbury, New Jersey 08512, telecopy number: (609) 495-2203, Attention:  Stephen T. Wills; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

13.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

14.           Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.           Submission to Jurisdiction.  The Company irrevocably (a) submits to the jurisdiction of any court in the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.  EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION

WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

18.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

PALATIN TECHNOLOGIES, INC.

By:                 /s/ Stephen T. Wills
Name:            Stephen T. Wills
Title:              Chief Financial Officer

Confirmed as of the date first above-
mentioned by the Underwriter.

ROTH CAPITAL PARTNERS, LLC
on behalf of itself and as Representative
of the several Underwriters named on
Schedule I

By:              /s/ Aaron Gurewitz
Name:         Aaron Gurewitz
Title:           Head of Equity Capital Markets

[Signature page to Underwriting Agreement]

SCHEDULE I

Number of Units to be Sold
Underwriter:
Roth Capital Partners, LLC	16,100,000
Madison and Company, LLC	6,900,000

Total	23,000,000

SCHEDULE II

None

SCHEDULE III

Company Opinions

SCHEDULE IV

Form of IP Counsel Opinion

SCHEDULE V

Form of Lock Up Agreement
February 24, 2011

ROTH Capital Partners, LLC
As the Representative of the several Underwriters
24 Corporate Plaza
Newport Beach, CA 92660

Re:           PALATIN TECHNOLOGIES, INC. OFFERING

Dear Sirs:

In order to induce the several underwriters for whom ROTH Capital Partners, LLC (“Roth”) is acting as Representative, to enter in to a certain underwriting agreement with Palatin Technologies, Inc., a Delaware corporation (the “Company”), with respect to the public offering of securities of the Company including shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of thirty (30) days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of Roth, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

The restrictions on transfer contained herein shall not apply to (i) bona fide gifts and transfers by will or intestacy, (ii) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family members of the undersigned or by action of law, (iii) issuances to the undersigned of grants or awards under any of the Company's plans or arrangements and exercises thereof, and (iv) any transaction solely between the undersigned and the Company, including, but not limited to, the netting of securities awards for tax purposes; provided, however, that any transferee shall agree to be bound by the terms hereof.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the thirty (30) day period following the date of the Company’s final prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

[Signatory]
By:
Name:
Title:

SCHEDULE VI

List of officers and directors executing lock-up agreements

Carl Spana, Ph.D.
John K.A. Prendergast, Ph.D.
Perry B. Molinoff, M.D.
Robert K. deVeer, Jr.
Zola P. Horovitz, Ph.D.
Robert I. Taber, Ph.D.
J. Stanley Hull
Stephen T. Wills